EXHIBIT 99.3

FORM OF PROXY AND CONSENT

SOLICITED BY THE MANAGEMENT OF PINETREE CAPITAL LTD.

This Form of Proxy and Consent is to be completed by holders (“Debentureholders”) of the 8.0% convertible unsecured subordinated debentures due May 31, 2016 (the “Debentures”) of Pinetree Capital Ltd. (the “Company”).

The undersigned, being a holder of Debentures, hereby, with respect to all of the Debentures held by the undersigned:

MARK ONLY ONE OF THE FOLLOWING TWO BOXES.

☐	CONSENTS TO/VOTES FOR

or

☐	WITHHOLDS CONSENT TO/VOTES AGAINST

the extraordinary resolution (the “Extraordinary Resolution”) in the form attached as Appendix “A” to the management information circular dated August 15, 2013 (the “Circular”), approving certain amendments to the trust indenture between the Company and Equity Financial Trust Company dated as of the 17th day of May, 2011, as supplemented by the first supplemental indenture dated as of the 11th day of December, 2012 governing the Debentures, and authorizing Equity Financial Trust Company to execute a second supplemental trust indenture embodying such amendments, which supplemental trust indenture shall be substantially in the form attached as Appendix “B” to the Circular, all as more particularly described in the Circular.  All capitalized terms which are used in this Form of Proxy and Consent and not otherwise defined, have the meanings given to such terms in the Circular.

The undersigned hereby appoints Gerry Feldman, Chief Financial Officer of the Company, or failing him, appoints Wendy Warhaft, General Counsel of the Company, or instead of either of them, ________________________ as proxyholder, with power of substitution, to attend, to act and to vote for and on behalf of the undersigned at the meeting of Debentureholders to be held on September 12, 2013 (the “Debentureholder Meeting”) to consider the Extraordinary Resolution, and at any adjournments or postponements thereof and on every poll that may take place thereat, in the same manner, to the same extent and with the same power as if the undersigned were present at the Debentureholder Meeting and without restricting the general authorization and power hereby conferred, the designee named above is specifically instructed to vote the Debentures to which this Form of Proxy and Consent relates as indicated in the paragraph above.

The undersigned instructs the person herein designated as proxyholder to act on the foregoing matters as directed. In the absence of any such direction the Debentures will be voted FOR the Extraordinary Resolution, as more particularly described in the Circular. The undersigned hereby confers on the designee named herein discretionary authority with respect to amendments to or variations of the matters outlined above and with respect to matters other than those listed in the accompanying Notice of Extraordinary Meeting of Debentureholders that may properly be brought before the Debentureholder Meeting. The undersigned hereby revokes any form of proxy previously given for purposes of the Debentureholder Meeting in respect of Debentures held by the undersigned.

DATED this _______ day of ______________, 2013.

__________________________________________
Signature of Debentureholder

__________________________________________
Please Print Name

IF THIS FORM OF PROXY AND CONSENT IS COMPLETED BY HOLDERS OF AT LEAST 66 2/3% OF THE PRINCIPAL AMOUNT OF THE DEBENTURES, WHO “CONSENT TO/VOTE FOR” THE EXTRAORDINARY RESOLUTION PRIOR TO THE DEBENTUREHOLDER MEETING, THE EXTRAORDINARY RESOLUTION WILL BE APPROVED AND THE COMPANY WILL CANCEL THE DEBENTUREHOLDER MEETING.

INSTRUCTIONS FOR SIGNING AND DEPOSIT

Appointment of Proxy Holder

A holder of Debentures has the right to appoint a person (who need not be a Debentureholder) other than Gerry Feldman, Chief Financial Officer of the Company, or Wendy Warhaft, General Counsel of the Company, to attend and act on behalf of such holder of Debentures at the Debentureholder Meeting or any adjournment thereof. To exercise this right the holder of Debentures must: (i)  insert the name and municipality of residence of the other person in the blank space provided above; or (ii) complete another appropriate form of proxy.

Deposit

In order for this Form of Proxy and Consent to be valid, it must be deposited at Equity Financial Trust Company, Suite 300, 200 University Avenue, Toronto, Ontario M5H 4H1, Attention: Proxy Department, as soon as practicable and in any event no later than 11:00 a.m. (Eastern Standard Time) on September 10, 2013 or, if the Debentureholder Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before any such adjourned or postponed Debentureholder Meeting.

Date and Signing

This Form of Proxy and Consent must be dated and signed by the holder of Debentures or such holder’s duly authorized attorney or if such holder is a corporation by a duly authorized officer (a copy of such authorization should accompany this Form of Proxy and Consent; persons signing as executors, administrator, trustees, etc. should so indicate). If this Form of Proxy and Consent is not dated, it will be deemed to bear the date on which it was mailed to the holder of Debentures.

CONSENT

If the undersigned has elected to “CONSENT TO/VOTE FOR” the Extraordinary Resolution, by executing and returning this Form of Proxy and Consent, the undersigned also hereby consents to the adoption of the Extraordinary Resolution for the purposes of Section 13.15 of the Indenture.

The undersigned hereby represents and warrants that the undersigned has full power and authority to give the consent contained herein. The undersigned shall, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to perfect the undersigned’s consent or evidence such power and authority.

The undersigned further agrees that this consent will be irrevocable once delivered, even if the undersigned revokes the proxy appointment in this Form of Proxy and Consent, or if the terms of the Debenture Amendments are amended, provided the Debenture Amendments are amended in a manner that does not adversely affect Debentureholders.

All authority conferred or agreed to be conferred by this Form of Proxy and Consent will survive the death, incapacity, dissolution or liquidation of the undersigned and every obligation of the undersigned under this Form of Proxy and Consent will be binding upon the undersigned’s heirs, personal representatives, successors and assigns.